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                                                                      Exhibit 11


RESPONSE USA, INC.
EARNINGS PER SHARE
30 JUN-96 END OF PRIOR PERIOD
30 JUN-97 END OF CURRENT PERIOD

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EARNINGS PER SHARE COMPUTATIONS:
MODIFIED TREASURY STOCK METHOD:

TOTAL EXERCISE PROCEEDS                                                             $24,101,805
                                                                                      ---------
PERIOD-END OUTSTANDING SHARES                                                         5,309,222
                                                                                      ---------
20% OF PERIOD-END OUTSTANDING SHARES                                                  1,061,844
                                                                                      ---------
AVERAGE SHARE PRICE DURING PERIOD                                                         $3.91
                                                                                      ---------
PROCEEDS USED TO PURCHASE SHARES                                                      4,151,812
                                                                                      ---------
REMAINING PROCEEDS                                                                   19,949,993
                                                                                      ---------
PROCEEDS USED TO RETIRE AVERAGE DEBT                                                 10,302,238
                                                                                      ---------
REMAINING PROCEEDS INVESTED                                                          $9,647,755
                                                                                      =========
ADJUSTED INCOME (LOSS):
 NET INCOME (LOSS)                                                                 ($11,177,623)
DIVIDENDS AND  ACCRETION TO PREFERRED STOCK                                          (6,876,521)

                                                                                              -
ADJUSTED INCOME (LOSS)                                                              (18,054,144)

INTEREST (EXPENSE) ON RETIRED DEBT                                 (10.25%)           1,055,979
INTEREST INCOME ON PROCEEDS INVESTED                               (2.5%)                     0
TAX EFFECT OF INTEREST ADJUSTMENTS                                 (40%)               (422,392)
                                                                                      ---------
NET INCOME (LOSS) FOR EARNINGS PER SHARE PURPOSES                                   (17,420,556)
                                                                                      ---------
SHARES:
WEIGHTED AVERAGE SHARES OUTSTANDING                                                   4,462,721
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING                                        7,050,698
20% OF PERIOD-END OUTSTANDING SHARES                                                 (1,061,844)
                                                                                      ---------
TOTAL SHARES FOR EARNINGS PER SHARE PURPOSES                                         10,451,574
                                                                                      ---------
NET INCOME (LOSS) PER SHARE                                                              ($1.67)
                                                                                      =========
MAXIMUM INCOME (MINIMUM LOSS) PER SHARE:
ADJUSTED INCOME (LOSS)                                                             ($18,054,144)
                                                                                      ---------
WEIGHTED AVERAGE SHARES OUTSTANDING                                                   4,462,721
                                                                                      ---------
NET INCOME (LOSS) PER SHARE                                                              ($4.05)
                                                                                      =========
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